The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

Free writing prospectus
Ace Securities Corp

$172,272,000 (Approximate)
Home Equity Loan Trust Series 2006-SD1

Ace Securities Corp (Depositor)

March 14, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

The analysis in this report is based on information provided by Ace Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

TERM SHEET DATED March 14, 2006

Ace Securities Corp.

Home Equity Loan Trust, Series 2006-SD1

$172,272,000 (Approximate)

Subject to a variance

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window(mos.)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M / F
A-1A	83,553,000	Float	0.90	1 - 24	0	ACT/360	Feb. 2036	AAA / Aaa / AAA
A-1B	44,123,000	Float	4.11	24 - 94	0	ACT/360	Feb. 2036	AAA / Aaa / AAA
M-1	19,790,000	Float	5.44	43 - 94	0	ACT/360	Feb. 2036	AA+ / Aa2 / AA
M-2	11,491,000	Float	5.26	40 - 94	0	ACT/360	Feb. 2036	AA / A2 / A+
M-3	7,022,000	Float	5.21	39 - 94	0	ACT/360	Feb. 2036	A+ / Baa1 / A
M-4	2,736,000	Float	5.20	39 - 94	0	ACT/360	Feb. 2036	A / Baa2 / A-
M-5	3,557,000	Float	5.19	38 - 94	0	ACT/360	Feb. 2036	A- / Baa3 / BBB
Total	172,272,000

Pricing Speed

All Mortgage Loans	25% CPR

Transaction Overview

Offered Certificates:

The Class A-1A and Class A-1B Certificates (the “Senior Certificates” or “Class A Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The pass-through rate on the Class A Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus a margin and (ii) the Net WAC Pass-Through Rate. The pass-through rate on the Class M-1 Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus a margin and (ii) the Net WAC Pass-Through Rate. The pass-through rate on the Class M-2 Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus a margin and (ii) the Net WAC Pass-Through Rate. The pass-through rate on the Class M-3 Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus a margin and (ii) the Net WAC Pass-Through Rate. The pass-through rate on the Class M-4 Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus a margin and (ii) the Net WAC Pass-Through Rate. The pass-through rate on the Class M-5 Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus a margin and (ii) the Net WAC Pass-Through Rate.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Transaction Overview

Collateral:

The Mortgage Loans will consist of approximately 1,033 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $182,393,632. A majority of the Mortgage Loans are loans that either have document deficiencies or fall outside of the originators’ underwriting guidelines based on a variety of factors. The mortgage pool also contains Mortgage Loans which have defaulted in the past and are now re-performing either pursuant to the terms of the original note or under the provisions of a bankruptcy plan. For those Mortgage Loans which are re-performing, the borrower’s “Legal Balance” is equal to the outstanding principal balance of the related Mortgage Loan as of the Cut-off Date plus any Arrearage. The “Arrearage” with respect to each re-performing Mortgage Loan is equal to the interest portion of the payments due on such Mortgage Loan but not received as of the Cut-off Date. Approximately 0.56% of the Mortgage Loans are Daily Simple Interest Loans.

NOTE: The information related to the Mortgage Loans described herein reflects information as of January 31, 2006. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the Mortgage Loans and may cause a decrease in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease of up to 10% from amounts shown on the front cover hereof.

Daily Simple Interest Loans:

The Daily Simple Interest Loans provide for substantially equal monthly payments that are allocated to principal and interest according to the daily simple interest method. Each monthly payment consists of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated note rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the last day interest was paid and the denominator of which is 365 days, as opposed to the customary method, on which 30 days of interest is owed each month irrespective of the day on which the payment is received. As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on the scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, if the next succeeding payment is made on the scheduled due date, a greater amount will be allocated to interest than would be the case if the previous payment had also been received on the scheduled due date. Conversely, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made on the scheduled due date, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described above. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the mortgage loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the mortgage loan.

Class A Certificates:	Class A-1A and Class A-1B Certificates

Class M Certificates or Mezzanine Certificates:	Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Depositor:	Ace Securities Corp. (“Ace”)

Master Servicer:	Wells Fargo Bank, National Association

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Transaction Overview

Originators:		Aggregate Remaining	% of Aggregate Remaining
	Originator	Principal Balance ($)	Principal Balance
	Quick Loan Funding	48,878,518	26.80
	Fremont Investment & Loan	28,502,381	15.63
	Madison Equity	25,887,225	14.19
	WMC Mortgage	22,219,215	12.18
	Imperial	19,722,084	10.81
	Others	37,184,208	20.39
	Total:	182,393,632	100.00

Servicers:

Primary servicing will be provided by Ocwen Loan Servicing, LLC (“Ocwen”) (approximately 97.42%), Wells Fargo Bank, N.A. (“Wells Fargo”) (approximately 1.54%), and Select Portfolio Servicing, Inc. (“SPS”) (approximately 1.04%).

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, National Association

Credit Risk Manager:	MortgageRamp, Inc.

Underwriter:	Deutsche Bank Securities Inc.

Cut-off Date:	As of the close of business February 28, 2006

Expected Pricing:	Week of March [20], 2006

Expected Closing Date:	On or about March [27], 2006

Record Date:	The Record Date for the Certificates will be the business day immediately preceding the related Distribution Date.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in April 2006.

Determination Date:

With respect to (i) Ocwen and SPS and each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs, or if such 15th day is not a business day, the business day immediately preceding such 15th day and (ii) Wells Fargo and each Distribution Date, the business day preceding the related Servicer Remittance Date.

Servicer Remittance Date:

With respect to any Distribution Date and (i) Ocwen and Wells Fargo, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day and (ii) SPS, the 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 18th day

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Due Period:

The Due Period with respect to the first Distribution Date commences on the first day of the month immediately preceding the month in which such Distribution Date occurs and ends on the last day of the month in which such Distribution Date occurs. The Due Period with respect to any Distribution Date thereafter commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:

The Prepayment Period with respect to any Distribution Date for the Mortgage Loans serviced by (i) Wells Fargo, the calendar month preceding the month in which the related Distribution Date occurs; and (ii) Ocwen and SPS, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part, and the period beginning on the 16th day of the month preceding the related Distribution Date (or, the period commencing on the Cut-off Date, in connection with the first Prepayment Period) and ending on the 15th day of the month in which such Distribution Date occurs with respect to prepayments in full

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Transaction Overview

Interest Accrual Period:

Interest on the Certificates will initially accrue on all Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:

For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Interest Carry Forward Amount:

The Interest Carry Forward Amount with respect to any class of Offered Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class of Offered Certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of Offered Certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related pass-through rate for the most recently ended Interest Accrual Period, to the extent permitted by applicable law.

Senior Interest Distribution Amount:

For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

Administration Fee Rate:

The Master Servicer, Servicers and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees (“Administration Fee Rate”) initially aggregate to a weighted average cost of approximately 0.5625% for the Mortgage Loans.

Compensating Interest:

Ocwen and Wells Fargo will be required to cover Prepayment Interest Shortfalls with respect to prepayments in full on the related Mortgage Loans up to (i) with respect to Ocwen, the Servicing Fee payable to Ocwen and (ii) with respect to Wells Fargo, the Servicing Fee payable to Wells Fargo. SPS will be required to cover Prepayment Interest Shortfalls with respect to prepayments in full on the related Mortgage Loans up to one half of the Servicing Fee payable to SPS.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Expense Adjusted Mortgage Rate:

For any Mortgage Loan and for any Distribution Date shall be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Administration Fee Rate.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Transaction Overview (Cont.)

Optional Termination:

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans (and the fair market value of all properties acquired by the trust in respect of the Mortgage Loans) as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. If the Master Servicer elects to repurchase the Mortgage Loans, the outstanding Certificate Principal Balance of each class of certificates will be paid in full, together with accrued interest.

Monthly Servicer Advances:

Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments. Each Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by such Servicer only to the extent such amounts are deemed recoverable. If a Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement

Credit Enhancement:	1) Arrearage (if any) 2) Excess Interest 3) Overcollateralization (“OC”) 4) Subordination

Allocation of Realized Losses:

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, for those Mortgage Loans with Arrearages, to the amount of such Mortgage Loan’s Arrearage, second, to Net Monthly Excess Cashflow, third, to the Class CE Certificates, fourth, to the Class M-5 Certificates, fifth, to the Class M-4 Certificates, sixth, to the Class M-3 Certificates, seventh, to the Class M-2 Certificates, and eighth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates the principal amount of the reduction in the Certificate Principal Balance of such certificates will no longer accrue interest and will not be reinstated thereafter. However, allocated Realized Losses may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow to the extent available.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Required Overcollateralization Amount:

Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Certificates (other than the Class CE Certificates). This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Overcollateralization Amount for the Certificates will initially be 5.55% and is anticipated to build to approximately 7.55% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Required Overcollateralization Amount”). On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 15.10% of the ending aggregate principal balance of the Mortgage Loans as of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollaterization Amount, excess spread, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Transaction Overview (Cont.)

Overcollateralization Increase Amount:

An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:

An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:

Is the earlier of (i) the first Distribution Date following the distribution date on which the Certificate Principal Balance of the Class A Certificates are reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in April 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 64.00%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Mezzanine Certificates and Class CE Certificates by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses incurred on the Mortgage Loans during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

Class	(S / M / F)	Initial CE %	Target CE %	CE % On/After Step Down Date
A	AAA / Aaa / AAA	30.00%	32.00%	64.00%
M-1	AA+ / Aa2 / AA	19.15%	21.15%	42.30%
M-2	AA / A2 / A+	12.85%	14.85%	29.70%
M-3	A+ / Baa1 / A	9.00%	11.00%	22.00%
M-4	A / Baa2 / A-	7.50%	9.50%	19.00%
M-5	A- / Baa3 / BBB	5.55%	7.55%	15.10%

Net Monthly Excess Cashflow:

For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount, (ii) all amounts collected as Arrearage payments and (iii) the excess of the Available Distribution Amount over the sum of (x) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (y) with respect to the Mezzanine Certificates, the aggregate Interest Distribution Amount for such Distribution Date and (z) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date.

Net WAC Pass-Through Rate:

Offered Certificates: The per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of Mortgage Loans subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Net WAC Rate Carryover Amount:

If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-SD1 Certificates is limited by the Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion of one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available in the priority described herein..

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Transaction Overview (Cont.)

Available Distribution Amount:

For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicers or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period.

Class A Principal Distribution Amount:

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess cashflow required to maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 64.00% Credit Enhancement Percentage (2x the Class A Target Credit Enhancement Percentage).

Principal distributions to the Class A Certificates will be allocated sequentially to the Class A-1A Certificates and then to the Class A-1B Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

Class M Principal Distribution Amount:

The Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 42.30% Credit Enhancement Percentage (2x the Class M-1 Target Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 29.70% Credit Enhancement Percentage (2x the Class M-2 Target Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 22.00% Credit Enhancement Percentage (2x the Class M-3 Target Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately an 19.00% Credit Enhancement Percentage (2x the Class M-4 Target Credit Enhancement Percentage), and fifth to the Class M-5 Certificates until it reaches approximately an 15.10% Credit Enhancement Percentage (2x the Class M-5 Target Credit Enhancement Percentage).

If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner described under "Class A Principal Distribution Amount" and then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Transaction Overview (Cont.)

Coupon Step-up:	On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, subject to the Net WAC Pass-Through Rate.

	Class	After Optional Termination
	A	2 x Margin
	M	1.5 x Margin

Trigger Event:		If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:

The determination on any Distribution Date on or after the Step-Down that the rolling six month average of a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Principal Balances of (i) all 60-day Delinquent Mortgage Loans, as of the close of business on the last day of the related Due Period, (ii) Mortgage Loans in foreclosure, (iii) REO Properties and (iv) Mortgage Loans discharged due to bankruptcy and the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the close of business on the last day of the related Due Period, in each case after taking into account unscheduled collections of principal received during the related Prepayment Period equals or exceeds [25.00]% of the Credit Enhancement Percentage.

For Mortgage Loans that are the subject of forbearance plans and Mortgage Loans with respect to which the related borrower is the subject of bankruptcy proceedings, delinquency shall be deemed to mean delinquency of the monthly payment due under the related forbearance plan or bankruptcy plan, as applicable.

A Mortgage Loan is a "60-day Delinquent Mortgage Loan" if the excess, if any, of (1) the number of days the most delinquent monthly payment for such Mortgage Loan was delinquent as of the close of business on the last day of the related Due Period minus (2) the number of days the most delinquent monthly payment for such Mortgage Loan was delinquent as of the close of business on the Cut-off Date, is greater than or equal to 60.

Cumulative Loss Test:

The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring in	Percentage
	April 2008 to March 2009	[2.50]%, plus 1/12th of [2.25]% for each month thereafter
	April 2009 to March 2010	[4.75]%, plus 1/12th of [1.75]% for each month thereafter
	April 2010 to March 2011	[6.50]%, plus 1/12th of [1.25]% for each month thereafter
	April 2011 to March 2012	[7.75]%, plus 1/12th of [0.50]% for each month thereafter
	April 2012 and thereafter	[8.25]%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Transaction Overview (Cont.)

Payment Priority:

8.    On each Distribution Date, the Available Distribution Amount will be distributed as follows:

9.    To pay interest on the Class A Certificates, including any Interest Carry Forward Amount, then to pay interest excluding any Interest Carry Forward Amount sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order.

10.  To pay principal on the Class A Certificates in accordance with the principal payment provisions described above under “Class A Principal Distribution Amount”.

11.  To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above under “Class M Principal Distribution Amount”.

12.  From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the aggregate Certificate Principal Balance of the Certificates to the extent necessary to maintain the Required Overcollateralization Amount.

13.  From excess interest, if any, to pay the Interest Carry Forward Amounts sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order.

14.  From excess interest, if any, to pay the allocated Realized Losses sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order.

15.  From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Offered Certificates in the same order of priority as described in clause 1 above.

16.  To pay any remaining amount to the non-offered Certificates in accordance with the Pooling and Servicing Agreement.

ERISA:

It is expected that the Class A Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Class A Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation – REMIC:	One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Sensitivity Table

To 10% Call

		0% CPR	18% CPR	25% CPR	32% CPR	35% CPR	38% CPR

A-1A	Avg Life	14.25	1.27	0.90	0.69	0.62	0.57
	First Payment Date	Apr-06	Apr-06	Apr-06	Apr-06	Apr-06	Apr-06
	Last Payment Date	Sep-28	Jan-09	Mar-08	Sep-07	Jul-07	Jun-07

A-1B	Avg Life	26.09	6.19	4.11	2.16	1.94	1.76
	First Payment Date	Sep-28	Jan-09	Mar-08	Sep-07	Jul-07	Jun-07
	Last Payment Date	Apr-35	Apr-17	Jan-14	Feb-09	Nov-08	Aug-08

M-1	Avg Life	27.12	7.25	5.44	5.47	4.84	4.32
	First Payment Date	Nov-29	Aug-09	Oct-09	Feb-09	Nov-08	Aug-08
	Last Payment Date	Apr-35	Apr-17	Jan-14	Feb-12	Jul-11	Dec-10

M-2	Avg Life	27.12	7.25	5.26	4.55	4.16	3.76
	First Payment Date	Nov-29	Aug-09	Jul-09	Nov-09	Aug-09	Apr-09
	Last Payment Date	Apr-35	Apr-17	Jan-14	Feb-12	Jul-11	Dec-10

M-3	Avg Life	27.12	7.25	5.21	4.32	3.92	3.54
	First Payment Date	Nov-29	Aug-09	Jun-09	Aug-09	May-09	Jan-09
	Last Payment Date	Apr-35	Apr-17	Jan-14	Feb-12	Jul-11	Dec-10

M-4	Avg Life	27.12	7.25	5.20	4.24	3.85	3.47
	First Payment Date	Nov-29	Aug-09	Jun-09	Jul-09	Apr-09	Dec-08
	Last Payment Date	Apr-35	Apr-17	Jan-14	Feb-12	Jul-11	Dec-10

M-5	Avg Life	27.12	7.25	5.19	4.20	3.81	3.43
	First Payment Date	Nov-29	Aug-09	May-09	Jun-09	Mar-09	Nov-08
	Last Payment Date	Apr-35	Apr-17	Jan-14	Feb-12	Jul-11	Dec-10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Sensitivity Table

Maturity

		0% CPR	18% CPR	25% CPR	32% CPR	35% CPR	38% CPR

A-1A	Avg Life	14.25	1.27	0.90	0.69	0.62	0.57
	First Payment Date	Apr-06	Apr-06	Apr-06	Apr-06	Apr-06	Apr-06
	Last Payment Date	Sep-28	Jan-09	Mar-08	Sep-07	Jul-07	Jun-07

A-1B	Avg Life	26.15	6.80	4.57	2.16	1.94	1.76
	First Payment Date	Sep-28	Jan-09	Mar-08	Sep-07	Jul-07	Jun-07
	Last Payment Date	Jan-36	Aug-29	Aug-23	Feb-09	Nov-08	Aug-08

M-1	Avg Life	27.21	8.04	6.03	6.70	5.94	5.35
	First Payment Date	Nov-29	Aug-09	Oct-09	Feb-09	Nov-08	Aug-08
	Last Payment Date	Dec-35	Jan-28	Apr-22	Jul-19	Mar-18	Feb-17

M-2	Avg Life	27.21	8.00	5.82	4.98	4.54	4.12
	First Payment Date	Nov-29	Aug-09	Jul-09	Nov-09	Aug-09	Apr-09
	Last Payment Date	Dec-35	Jun-26	Dec-20	Jun-17	Apr-16	May-15

M-3	Avg Life	27.20	7.96	5.74	4.72	4.28	3.88
	First Payment Date	Nov-29	Aug-09	Jun-09	Aug-09	May-09	Jan-09
	Last Payment Date	Nov-35	Jan-25	Nov-19	Jul-16	Jul-15	Aug-14

M-4	Avg Life	27.20	7.92	5.69	4.61	4.18	3.79
	First Payment Date	Nov-29	Aug-09	Jun-09	Jul-09	Apr-09	Dec-08
	Last Payment Date	Nov-35	Oct-23	Nov-18	Oct-15	Nov-14	Jan-14

M-5	Avg Life	27.20	7.87	5.65	4.55	4.12	3.73
	First Payment Date	Nov-29	Aug-09	May-09	Jun-09	Mar-09	Nov-08
	Last Payment Date	Nov-35	Mar-23	May-18	Jun-15	Jul-14	Sep-13

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Net WAC Schedule*			Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	4/25/2006	8.493	48	3/25/2010	15.312
2	5/25/2006	8.776	49	4/25/2010	13.848
3	6/25/2006	8.495	50	5/25/2010	14.311
4	7/25/2006	8.782	51	6/25/2010	13.868
5	8/25/2006	8.504	52	7/25/2010	14.331
6	9/25/2006	8.504	53	8/25/2010	13.870
7	10/25/2006	8.788	54	9/25/2010	13.882
8	11/25/2006	8.504	55	10/25/2010	14.354
9	12/25/2006	8.791	56	11/25/2010	13.896
10	1/25/2007	8.510	57	12/25/2010	14.368
11	2/25/2007	8.516	58	1/25/2011	13.906
12	3/25/2007	9.429	59	2/25/2011	13.907
13	4/25/2007	8.529	60	3/25/2011	15.398
14	5/25/2007	8.822	61	4/25/2011	13.912
15	6/25/2007	8.543	62	5/25/2011	14.380
16	7/25/2007	8.831	63	6/25/2011	13.919
17	8/25/2007	8.552	64	7/25/2011	14.384
18	9/25/2007	8.569	65	8/25/2011	13.921
19	10/25/2007	9.083	66	9/25/2011	13.923
20	11/25/2007	8.855	67	10/25/2011	14.391
21	12/25/2007	9.375	68	11/25/2011	13.931
22	1/25/2008	9.084	69	12/25/2011	14.398
23	2/25/2008	11.073	70	1/25/2012	13.935
24	3/25/2008	11.848	71	2/25/2012	13.936
25	4/25/2008	11.197	72	3/25/2012	14.899
26	5/25/2008	11.615	73	4/25/2012	13.940
27	6/25/2008	11.328	74	5/25/2012	14.408
28	7/25/2008	11.712	75	6/25/2012	13.946
29	8/25/2008	12.321	76	7/25/2012	14.412
30	9/25/2008	12.336	77	8/25/2012	13.948
31	10/25/2008	12.866	78	9/25/2012	13.950
32	11/25/2008	12.496	79	10/25/2012	14.416
33	12/25/2008	13.084	80	11/25/2012	13.953
34	1/25/2009	12.666	81	12/25/2012	14.420
35	2/25/2009	13.484	82	1/25/2013	13.956
36	3/25/2009	14.977	83	2/25/2013	13.958
37	4/25/2009	13.626	84	3/25/2013	15.455
38	5/25/2009	14.116	85	4/25/2013	13.961	*CPR: 25%
39	6/25/2009	13.731	86	5/25/2013	14.428	*1 Month LIBOR: 20%
40	7/25/2009	14.193	87	6/25/2013	13.964	*6 Month Libor: 20%
41	8/25/2009	13.737	88	7/25/2013	14.431	*1 Year CMT 20%
42	9/25/2009	13.752	89	8/25/2013	13.967
43	10/25/2009	14.232	90	9/25/2013	13.969
44	11/25/2009	13.775	91	10/25/2013	14.436
45	12/25/2009	14.273	92	11/25/2013	13.972
46	1/25/2010	13.815	93	12/25/2013	14.439
47	2/25/2010	13.816	94	1/25/2014	13.975

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Excess Spread

(Assumes Pricing Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	Excess Spread in bp (Forward LIBOR)	1 Month Forward LIBOR	6 Month Forward LIBOR	1 Year Treasury
1	374	374	4.7400	5.0488	4.4050
2	391	378	4.8803	5.1222	4.4424
3	377	348	5.0432	5.1712	4.4828
4	395	367	5.0402	5.1956	4.5222
5	382	346	5.1110	5.2103	4.5256
6	383	341	5.1793	5.2188	4.5114
7	401	365	5.1315	5.2191	4.4820
8	387	345	5.1819	5.2078	4.4811
9	403	362	5.1941	5.1891	4.4757
10	388	352	5.1254	5.1673	4.4669
11	388	349	5.1663	5.1558	4.4524
12	436	398	5.1891	5.1388	4.4376
13	390	360	5.0698	5.1191	4.4169
14	407	378	5.0668	5.1166	4.4193
15	392	362	5.0654	5.1150	4.4216
16	408	379	5.0637	5.1125	4.4247
17	393	363	5.0613	5.1105	4.4270
18	395	366	5.0593	5.1083	4.4293
19	434	406	5.0571	5.1053	4.4319
20	425	397	5.0549	5.1092	4.4348
21	460	433	5.0523	5.1125	4.4373
22	445	418	5.0503	5.1178	4.4408
23	563	540	5.0479	5.1211	4.4432
24	596	575	5.0448	5.1260	4.4459
25	572	547	5.0772	5.1319	4.4492
26	593	569	5.0767	5.1308	4.4654
27	582	558	5.0775	5.1307	4.4825
28	599	576	5.0761	5.1297	4.5019
29	584	561	5.0760	5.1295	4.5184
30	586	563	5.0759	5.1298	4.5373
31	604	582	5.0745	5.1272	4.5581
32	590	568	5.0742	5.1313	4.5776
33	616	596	5.0735	5.1354	4.5983
34	602	581	5.0726	5.1406	4.6218
35	604	583	5.0727	5.1450	4.6430
36	651	634	5.0706	5.1505	4.6655
37	607	585	5.1003	5.1562	4.6893
38	611	589	5.1002	5.1558	4.6761
39	592	569	5.1010	5.1568	4.6607
40	611	589	5.1004	5.1555	4.6452
41	597	574	5.1007	5.1556	4.6301
42	597	575	5.1005	5.1559	4.6121
43	613	592	5.0999	5.1539	4.5933
44	598	576	5.1006	5.1639	4.5751
45	614	593	5.0991	5.1752	4.5556
46	599	577	5.0990	5.1850	4.5338
47	599	579	5.0990	5.1956	4.5126

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Excess Spread (continued)

(Assumes Pricing Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	Excess Spread in bp (Forward LIBOR)	1 Month Forward LIBOR	6 Month Forward LIBOR	1 Year Treasury
48	646	630	5.0987	5.2078	4.4909
49	600	576	5.1596	5.2191	4.4670
50	616	593	5.1604	5.2196	4.4878
51	600	577	5.1618	5.2211	4.5112
52	616	594	5.1623	5.2210	4.5323
53	601	579	5.1643	5.2220	4.5532
54	601	579	5.1643	5.2225	4.5791
55	617	596	5.1645	5.2216	4.6009
56	602	580	5.1657	5.2243	4.6247
57	618	597	5.1654	5.2267	4.6508
58	603	580	5.1660	5.2288	4.6746
59	603	581	5.1662	5.2305	4.7007
60	649	631	5.1652	5.2330	4.7281
61	603	580	5.1782	5.2356	4.7535
62	619	597	5.1788	5.2352	4.7576
63	603	581	5.1785	5.2354	4.7619
64	619	598	5.1781	5.2347	4.7658
65	603	581	5.1787	5.2359	4.7696
66	603	581	5.1781	5.2343	4.7737
67	619	598	5.1774	5.2330	4.7770
68	604	582	5.1774	5.2390	4.7812
69	619	599	5.1765	5.2421	4.7841
70	604	582	5.1774	5.2471	4.7871
71	604	583	5.1755	5.2518	4.7910
72	635	617	5.1741	5.2560	4.7933
73	604	581	5.2053	5.2611	4.7962
74	620	598	5.2037	5.2601	4.7915
75	604	582	5.2037	5.2598	4.7860
76	620	599	5.2034	5.2586	4.7810
77	604	582	5.2024	5.2580	4.7756
78	604	582	5.2017	5.2570	4.7694
79	620	599	5.2008	5.2548	4.7634
80	604	583	5.1998	5.2550	4.7567
81	620	600	5.1985	5.2543	4.7507
82	604	583	5.1977	5.2543	4.7440
83	605	583	5.1965	5.2538	4.7365
84	651	633	5.1942	5.2529	4.7300
85	605	583	5.1997	5.2541	4.7232
86	620	600	5.1976	5.2514	4.7229
87	605	583	5.1966	5.2501	4.7230
88	620	600	5.1950	5.2487	4.7231
89	605	583	5.1934	5.2465	4.7231
90	605	583	5.1924	5.2446	4.723
91	621	600	5.1895	5.2421	4.7229
92	605	583	5.1881	5.2436	4.7226
93	621	600	5.1865	5.2447	4.7223
94	605	584	5.1841	5.2467	4.7226

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

Breakeven CDR Table for the Subordinated Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	45.94	24.06
M-2	29.57	19.26
M-3	22.21	16.41
M-4	19.89	15.26
M-5	17.24	13.95

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY – AGGREGATE POOL
Number of Mortgage Loans:	1,033	Index Type:
Aggregate Principal Balance:	$182,393,632	I Year CMT:	0.00%
Average Original Principal Balance:	$178,049	6 Month LIBOR:	88.11%
Average Current Principal Balance:	$176,567	Other	0.07%
Range:	$1,676 - $1,900,000	Fixed Rate:	11.82%
W.A. Coupon:	9.339%	W.A. Initial Periodic Cap (3):	3.181%
Range:	4.750% - 15.990%	W.A. Subsequent Periodic Cap:	1.539%
W.A. Gross Margin:	6.691%	W.A. Lifetime Rate Cap:	6.334%
Range:	1.750% - 8.875%	Property Type:
W.A. Remaining Term:	345 months	Single Family Residence	80.65%
Range:	1 – 360 months	Condo	3.84%
W.A. Seasoning:	7 months	PUD	10.68%
Latest Maturity Date:	January 1, 2036	2-4 Family	4.51%
State Concentration (Top 5):		Manufactured Housing	0.26%
California:	26.98%	Other	0.05%
Florida:	23.52%	Occupancy Status:
Nevada:	7.16%	Primary:	94.01%
Arizona:	4.72%	Investment:	3.24%
Texas:	2.88%	Second Home:	1.15%
Non-Zero W.A. Current Combined LTV	73.12%	Unknown	1.60%
W.A. Current Updated Combined LTV(1):	74.43%	Cashflow Velocity:
First Liens:	97.99%	1 Month:	104.11%
Second Liens:	2.01%	3 Month:	88.29%
Non-Balloon Loans:	93.09%	5 Month:	90.83%
Non-Zero W.A. FICO Score(2):	534(2)	Non-Zero W.A. Prepayment Penalty – Term (months):	25
Loans in Bankruptcy:	2.72%	Loans with Prepay Penalties:	82.03%
Delinquency:		Loans with Primary Mortgage Insurance	0.10%
Current:	88.54%
30-59 Days:	9.72%
60+ Days:	1.74%

1. Current Updated CLTV’s are calculated by taking the UPB date plus the senior balance, in the case of second liens, divided by the BPO value, if available. If a BPO was not available, then an AVM was used. For purposes of calculating updated CLTV’s, a BPO was used for 98.93% of the Mortgage Loans by balance and an AVM was used for 0.03% of the Mortgage Loans by balance. Neither a BPO or AVM was used for 1.04% of the Mortgage Loans by balance.

2. The Weighted Average FICO score was calculated by taking an updated FICO score for those loans seasoned more than 6 months and/or with previous delinquencies (25.67% of the Mortgage Loans by balance) and the FICO score at origination for the remaining mortgage loans (74.33% of the Mortgage Loans by balance).

3. The Weighted Average Initial Periodic Cap was calculated by taking the Initial Periodic Cap for those loans that have not yet reset and the Subsequent Periodic Cap for those loans that have already reset.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Collateral Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed Rate	228	21,565,579	11.82	8.891	560	77.10
ARM	805	160,828,053	88.18	9.399	530	74.08
Total:	1,033	182,393,632	100.00	9.339	534	74.43

Days Delinquent
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Days Delinquent	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0 - 29	893	161,500,174	88.54	9.444	533	73.95
30 - 59	103	17,720,740	9.72	8.352	541	79.57
60 - 89	11	616,838	0.34	8.975	496	83.98
90 - 119	4	579,514	0.32	10.003	502	79.01
Greater than or equal to 120	22	1,976,366	1.08	9.473	520	63.25
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A. Current
Principal Balance at	Initial	Remaining	Remaining	Coupon	Non-Zero	Updated
Origination ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
0.01 - 50,000.00	86	2,497,541	1.37	10.866	535	72.15
50,000.01 - 100,000.00	249	18,560,832	10.18	10.106	528	75.15
100,000.01 - 150,000.00	228	28,797,473	15.79	10.262	512	71.29
150,000.01 - 200,000.00	167	29,211,998	16.02	9.927	510	71.05
200,000.01 - 250,000.00	104	23,003,654	12.61	9.619	521	76.33
250,000.01 - 300,000.00	65	17,610,248	9.66	9.018	539	76.33
300,000.01 - 350,000.00	41	13,250,796	7.26	8.580	530	75.31
350,000.01 - 400,000.00	27	10,144,793	5.56	8.482	528	80.79
400,000.01 - 450,000.00	17	7,203,773	3.95	8.043	571	71.34
450,000.01 - 500,000.00	17	8,087,080	4.43	8.433	576	80.31
500,000.01 - 550,000.00	12	6,396,522	3.51	8.768	578	82.58
550,000.01 - 600,000.00	5	2,649,789	1.45	6.630	646	71.65
600,000.01 - 650,000.00	3	1,893,692	1.04	7.068	604	87.69
650,000.01 - 700,000.00	3	2,040,301	1.12	7.081	609	76.46
700,000.01 - 750,000.00	1	747,253	0.41	7.300	522	51.53
750,000.01 - 800,000.00	1	798,181	0.44	7.425	579	94.46
800,000.01 - 850,000.00	2	1,692,167	0.93	8.626	491	79.94
950,000.01 - 1,000,000.00	1	998,237	0.55	6.500	586	49.91
Greater than or equal to1,000,000.01	4	6,809,302	3.73	9.283	573	66.42
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A. Current
Remaining Principal	Initial	Remaining	Remaining	Coupon	Non-Zero	Updated
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
0.01 - 50,000.00	96	2,922,187	1.60	10.774	530	69.51
50,000.01 - 100,000.00	243	18,507,636	10.15	10.078	528	75.68
100,000.01 - 150,000.00	225	28,570,996	15.66	10.286	513	71.38
150,000.01 - 200,000.00	167	29,246,779	16.03	9.908	510	70.78
200,000.01 - 250,000.00	107	23,715,622	13.00	9.569	522	75.94
250,000.01 - 300,000.00	61	16,718,525	9.17	9.074	539	77.13
300,000.01 - 350,000.00	42	13,597,286	7.45	8.517	537	73.98
350,000.01 - 400,000.00	29	10,941,164	6.00	8.461	528	79.27
400,000.01 - 450,000.00	15	6,407,402	3.51	8.025	575	72.77
450,000.01 - 500,000.00	17	8,087,080	4.43	8.433	576	80.31
500,000.01 - 550,000.00	12	6,396,522	3.51	8.768	578	82.58
550,000.01 - 600,000.00	4	2,303,300	1.26	6.706	622	78.95
600,000.01 - 650,000.00	3	1,893,692	1.04	7.068	604	87.69
650,000.01 - 700,000.00	3	2,040,301	1.12	7.081	609	76.46
700,000.01 - 750,000.00	1	747,253	0.41	7.300	522	51.53
750,000.01 - 800,000.00	1	798,181	0.44	7.425	579	94.46
800,000.01 - 850,000.00	2	1,692,167	0.93	8.626	491	79.94
950,000.01 - 1,000,000.00	1	998,237	0.55	6.500	586	49.91
Greater than or equal to 1,000,000.01	4	6,809,302	3.73	9.283	573	66.42
Total:	1,033	182,393,632	100.00	9.339	534	74.43

Remaining Term
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Remaining Term	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1 - 60	10	171,854	0.09	11.975	551	59.12
61 - 120	52	2,445,671	1.34	10.441	509	65.14
121 - 180	69	4,704,509	2.58	9.697	596	86.80
181 - 240	9	884,817	0.49	7.859	583	79.25
241 - 300	39	3,077,606	1.69	9.319	545	65.63
301 - 360	854	171,109,174	93.81	9.319	532	74.37
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Seasoning
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Seasoning	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	152	26,694,152	14.64	10.650	486	69.37
1 - 12	713	140,767,287	77.18	9.156	541	75.89
13 - 24	28	5,547,219	3.04	7.331	570	71.63
25 - 36	5	885,523	0.49	7.488	619	83.28
37 - 48	10	1,636,994	0.90	8.214	580	68.93
49 - 60	5	329,849	0.18	10.453	505	82.83
61 - 120	117	6,379,575	3.50	10.071	513	66.29
121 - 180	2	124,011	0.07	10.034	585	54.42
181 - 240	1	29,021	0.02	15.899	531	11.61
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	2	512,045	0.28	4.750	519	83.06
5.000 - 5.499	3	665,111	0.36	5.169	672	84.89
5.500 - 5.999	10	3,085,755	1.69	5.867	669	88.60
6.000 - 6.499	28	7,437,954	4.08	6.307	612	81.40
6.500 - 6.999	54	15,776,795	8.65	6.761	594	80.45
7.000 - 7.499	41	13,833,352	7.58	7.175	612	80.36
7.500 - 7.999	73	15,525,121	8.51	7.725	583	82.80
8.000 - 8.499	49	7,834,155	4.30	8.199	542	81.79
8.500 - 8.999	68	13,636,924	7.48	8.678	511	72.06
9.000 - 9.499	53	7,895,600	4.33	9.190	496	73.39
9.500 - 9.999	118	22,326,237	12.24	9.764	498	71.07
10.000 - 10.499	55	8,377,498	4.59	10.260	495	72.66
10.500 - 10.999	253	35,798,754	19.63	10.922	501	68.76
11.000 - 11.499	66	8,611,556	4.72	11.308	497	69.29
11.500 - 11.999	86	12,374,796	6.78	11.842	498	70.08
12.000 - 12.499	13	1,069,536	0.59	12.453	482	68.08
12.500 - 12.999	50	7,311,056	4.01	12.975	503	70.45
13.000 - 13.499	4	183,877	0.10	13.382	566	72.87
13.500 - 13.999	3	41,070	0.02	13.731	472	104.62
14.000 - 14.499	2	60,642	0.03	14.000	547	28.81
15.500 - 15.999	2	35,799	0.02	15.916	526	28.75
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	44	7,111,428	3.90	9.726	530	42.25
50.01 - 55.00	27	4,597,003	2.52	9.750	493	55.59
55.01 - 60.00	55	9,190,846	5.04	9.695	525	57.66
60.01 - 65.00	75	14,606,692	8.01	10.054	511	64.49
65.01 - 70.00	263	44,215,533	24.24	10.760	494	70.09
70.01 - 75.00	196	40,140,518	22.01	9.789	512	75.17
75.01 - 80.00	155	31,127,001	17.07	7.584	605	81.63
80.01 - 85.00	48	8,482,694	4.65	7.607	540	85.73
85.01 - 90.00	77	14,291,522	7.84	7.568	570	91.63
90.01 - 95.00	27	3,706,596	2.03	7.695	592	99.78
95.01 - 100.00	62	4,515,314	2.48	9.715	596	98.57
Greater than or equal to 100.01	4	408,485	0.22	8.707	525	95.52
Total:	1,033	182,393,632	100.00	9.339	534	74.43

Current Combined Loan-to-Value Ratio
Current Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	56	7,723,782	4.23	9.593	543	41.37
50.01 - 55.00	28	4,842,669	2.66	9.674	493	54.80
55.01 - 60.00	59	9,307,132	5.10	9.751	514	58.45
60.01 - 65.00	80	14,745,121	8.08	10.037	512	64.96
65.01 - 70.00	263	44,919,268	24.63	10.696	497	70.11
70.01 - 75.00	199	39,741,038	21.79	9.863	509	75.66
75.01 - 80.00	143	30,405,803	16.67	7.537	607	81.75
80.01 - 85.00	50	8,571,580	4.70	7.581	542	86.53
85.01 - 90.00	68	13,738,751	7.53	7.557	570	92.62
90.01 - 95.00	29	3,563,980	1.95	7.800	598	100.63
95.01 - 100.00	54	4,426,023	2.43	9.471	599	98.49
Greater than or equal to 100.01	4	408,485	0.22	8.707	525	95.52
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Current Updated Combined Loan-to-Value Ratio
Current Updated Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	90	12,520,857	6.86	9.309	554	41.45
50.01 - 55.00	37	5,270,224	2.89	9.807	506	52.44
55.01 - 60.00	68	11,246,043	6.17	10.048	511	57.79
60.01 - 65.00	92	14,433,535	7.91	10.157	509	63.04
65.01 - 70.00	145	24,789,117	13.59	10.112	506	67.87
70.01 - 75.00	158	30,760,907	16.87	10.155	498	72.76
75.01 - 80.00	146	30,268,483	16.60	8.999	543	77.48
80.01 - 85.00	91	21,129,390	11.58	8.847	543	82.23
85.01 - 90.00	42	6,628,353	3.63	7.979	588	87.40
90.01 - 95.00	46	8,861,441	4.86	7.959	573	92.38
95.01 - 100.00	28	3,703,125	2.03	8.131	604	97.79
Greater than or equal to 100.01	90	12,782,157	7.01	7.793	600	114.04
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
FICO Score	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Not Available	6	532,765	0.29	10.793	0	71.13
Less than or equal to 499	1	69,513	0.04	7.5	390	104.14
400 - 424	11	1,378,458	0.76	9.178	415	76.74
425 - 449	51	6,848,821	3.75	10.243	440	73.36
450 - 474	163	28,013,675	15.36	10.231	464	71.82
475 - 499	303	53,593,884	29.38	10.125	487	70.94
500 - 524	109	16,576,257	9.09	9.733	513	72.05
525 - 549	99	13,563,145	7.44	9.523	538	69.86
550 - 574	76	15,867,591	8.7	9.207	562	71.45
575 - 599	54	9,540,225	5.23	8.368	585	78.15
600 - 624	50	9,100,234	4.99	8.006	615	82.32
625 - 649	34	8,822,645	4.84	7.379	634	88.08
650 - 674	33	7,230,565	3.96	7.334	658	86.78
675 - 699	13	3,986,337	2.19	6.862	689	84.39
700 - 724	11	2,970,027	1.63	6.922	709	89.9
725 - 749	7	1,648,309	0.9	6.978	730	75.97
750 - 774	7	1,365,417	0.75	7.01	762	88.38
775 - 799	4	939,275	0.51	6.943	783	82.16
Greater than or equal to 800	1	346,490	0.19	6.125	808	23.1
Total:	1,033	182,393,632	100	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

		Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Location	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	186	49,201,848	26.98	8.737	528	72.12
Florida	246	42,900,905	23.52	10.568	518	71.35
Nevada	69	13,051,060	7.16	10.095	501	69.09
Arizona	48	8,606,945	4.72	10.095	509	72.08
Texas	46	5,244,071	2.88	10.014	530	79.54
Georgia	29	4,763,885	2.61	7.983	580	95.78
New Jersey	21	4,530,724	2.48	8.403	561	64.98
Missouri	50	4,388,109	2.41	10.615	503	71.76
New York	22	4,379,911	2.40	7.942	564	82.37
Colorado	18	4,244,963	2.33	10.102	537	74.13
Illinois	19	3,979,072	2.18	8.366	547	79.66
Connecticut	9	3,541,559	1.94	8.941	573	69.68
Massachusetts	14	3,368,730	1.85	7.836	568	87.93
Pennsylvania	24	3,212,993	1.76	7.582	629	79.63
Michigan	18	2,645,026	1.45	7.551	627	93.63
Maryland	14	2,385,447	1.31	7.787	548	76.82
Washington	13	2,077,952	1.14	8.566	573	73.93
Indiana	24	1,984,889	1.09	9.351	568	83.07
Virginia	9	1,925,666	1.06	8.201	562	72.69
North Carolina	22	1,913,378	1.05	8.819	511	91.73
Ohio	27	1,548,944	0.85	9.213	510	81.37
Hawaii	6	1,467,089	0.80	10.069	473	69.09
Minnesota	7	1,285,844	0.70	7.441	583	105.11
Oklahoma	8	1,211,681	0.66	10.240	501	64.93
Wisconsin	6	860,004	0.47	8.495	563	99.74
Mississippi	13	810,138	0.44	8.843	560	98.01
New Hampshire	4	687,757	0.38	9.137	579	70.30
Rhode Island	4	657,601	0.36	8.143	544	80.58
Tennessee	11	545,940	0.30	10.432	505	73.34
Louisiana	9	533,211	0.29	8.517	528	94.50

*Geographic Distribution continued on the next page

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

	Geographic Distribution (Continued)
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Location	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Maine	5	490,375	0.27	8.706	595	77.18
District of Columbia	1	477,721	0.26	6.300	676	76.44
Montana	1	418,396	0.23	6.990	729	14.94
Oregon	3	410,571	0.23	10.341	505	68.25
New Mexico	2	386,500	0.21	8.233	529	81.22
Kentucky	4	314,869	0.17	9.451	500	75.68
Idaho	3	298,097	0.16	11.094	519	76.04
Utah	2	267,437	0.15	7.934	580	76.71
Delaware	2	189,960	0.10	10.248	489	60.51
Alaska	1	178,226	0.10	6.950	656	85.73
West Virginia	1	178,196	0.10	5.250	691	80.27
Arkansas	2	171,582	0.09	7.022	710	79.81
Iowa	2	154,535	0.08	8.791	500	73.91
Nebraska	2	152,443	0.08	10.990	559	57.51
Alabama	2	119,359	0.07	10.563	569	73.66
Kansas	1	104,263	0.06	10.990	501	73.68
South Carolina	2	64,305	0.04	9.545	427	91.80
Vermont	1	61,456	0.03	8.000	566	53.44
Total:	1,033	182,393,632	100.00	9.339	534	74.43

Occupancy Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Occupancy Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	916	171,462,153	94.01	9.378	529	74.36
Investment	36	5,302,466	2.91	8.039	630	82.34
Unknown	65	2,912,000	1.60	10.629	517	59.94
Second Home	9	2,103,609	1.15	7.168	698	83.37
Non-Owner Occupied	7	613,405	0.34	10.990	485	65.08
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Documentation Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Documentation	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full	527	85,954,907	47.13	8.843	539	75.73
Stated Documentation	447	82,847,595	45.42	9.950	524	72.85
Limited	15	3,318,775	1.82	7.281	627	95.57
LITE	10	2,798,578	1.53	7.217	561	82.01
No Documentation	17	2,665,235	1.46	12.092	522	72.40
No Ratio (NID)	4	2,518,654	1.38	8.902	548	56.38
Reduced	4	952,367	0.52	8.678	540	53.75
Unknown	5	855,144	0.47	9.115	502	75.02
No Income Verifier	4	482,377	0.26	7.943	522	70.78
Total:	1,033	182,393,632	100.00	9.339	534	74.43

Loan Purpose
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Purpose	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	717	134,146,868	73.55	9.676	519	72.35
Purchase	195	34,712,464	19.03	8.088	587	80.66
Refinance - Rate Term	60	7,441,600	4.08	9.586	537	73.14
Debt Consolidation	26	3,529,443	1.94	8.348	565	90.89
Unknown	30	1,642,916	0.90	10.555	506	77.91
Home Improvement	5	920,341	0.50	7.009	597	84.41
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Property Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	871	147,100,652	80.65	9.326	534	74.10
PUD	87	19,483,641	10.68	10.163	514	74.37
2-4 Family	36	8,231,755	4.51	8.147	567	77.47
Condo	32	7,010,412	3.84	8.699	540	77.54
Manufactured Housing	5	467,811	0.26	9.651	551	88.94
Rowhouse	1	54,995	0.03	9.490	537	42.01
Townhouse	1	44,367	0.02	9.990	572	28.62
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

	Rate Adjustment*
Year & Month	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
of Next Rate	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Adjustment	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2006-02	3	694,027	0.43	7.795	663	65.84
2006-03	4	436,237	0.27	6.407	596	95.49
2006-04	6	1,077,951	0.67	8.294	548	62.71
2006-05	3	840,745	0.52	7.213	604	66.24
2006-06	2	469,331	0.29	9.787	509	72.99
2006-09	4	1,099,157	0.68	8.626	514	71.92
2006-11	1	109,120	0.07	8.500	444	94.07
2006-12	5	1,431,449	0.89	6.576	496	92.26
2007-01	2	441,234	0.27	7.209	602	53.87
2007-02	3	724,121	0.45	6.777	637	95.30
2007-03	12	1,555,285	0.97	8.248	553	79.21
2007-04	7	1,476,472	0.92	7.531	494	95.43
2007-05	11	2,002,137	1.24	7.879	550	77.38
2007-06	15	2,643,336	1.64	7.760	513	90.01
2007-07	35	7,179,000	4.46	7.834	549	83.79
2007-08	62	16,225,325	10.09	8.206	578	79.49
2007-09	81	16,287,134	10.13	8.017	593	80.59
2007-10	111	21,652,505	13.46	9.899	533	71.58
2007-11	88	14,501,798	9.02	10.901	495	69.92
2007-12	181	34,498,433	21.45	10.323	491	68.69
2008-01	146	25,776,675	16.03	10.687	487	69.61
2008-06	1	472,500	0.29	6.625	727	105.00
2008-07	1	451,800	0.28	6.300	627	100.40
2008-08	1	477,557	0.30	6.900	559	80.26
2008-09	9	4,013,732	2.50	6.806	626	84.65
2008-10	1	99,799	0.06	8.050	531	51.18
2008-12	3	2,214,638	1.38	9.926	555	50.15
2010-01	1	378,264	0.24	4.750	465	78.64
2010-07	2	296,710	0.18	6.875	507	65.65
2010-08	1	348,237	0.22	5.990	758	108.82
2010-09	1	255,844	0.16	6.830	585	113.71
2015-09	1	540,000	0.34	6.500	712	83.08
2015-12	1	157,500	0.10	6.990	643	98.44
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

	Gross Margin*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Gross	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Margin (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500 - 1.999	1	133,782	0.08	4.750	672	95.56
2.000 - 2.499	2	755,796	0.47	6.107	684	86.15
2.500 - 2.999	2	591,886	0.37	6.675	681	93.12
3.500 - 3.999	2	546,146	0.34	5.534	510	79.64
4.000 - 4.499	4	984,929	0.61	6.846	567	105.36
4.500 - 4.999	6	1,907,492	1.19	6.367	639	86.62
5.000 - 5.499	31	12,652,622	7.87	7.516	604	72.98
5.500 - 5.999	32	8,584,976	5.34	7.087	616	81.27
6.000 - 6.499	39	10,383,937	6.46	7.001	583	80.82
6.500 - 6.999	332	71,733,536	44.60	9.312	508	74.27
7.000 - 7.499	261	38,112,210	23.70	11.393	506	68.32
7.500 - 7.999	69	10,458,932	6.50	10.630	522	74.12
8.000 - 8.499	18	3,469,667	2.16	9.524	519	76.69
8.500 - 8.999	6	512,142	0.32	10.685	553	68.59
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

	Maximum Mortgage Rate*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Maximum	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.000 - 11.499	1	271,118	0.17	5.150	706	80.81
11.500 - 11.999	6	1,582,494	0.98	6.470	667	80.85
12.000 - 12.499	15	5,109,974	3.18	6.165	657	91.64
12.500 - 12.999	32	9,555,540	5.94	6.627	596	84.43
13.000 - 13.499	34	11,163,973	6.94	6.980	597	77.32
13.500 - 13.999	56	14,345,409	8.92	7.427	581	83.08
14.000 - 14.499	52	10,454,500	6.50	7.907	575	85.31
14.500 - 14.999	58	13,380,649	8.32	8.587	514	71.81
15.000 - 15.499	46	8,134,304	5.06	9.036	497	74.90
15.500 - 15.999	86	19,763,962	12.29	9.741	490	68.69
16.000 - 16.499	36	6,912,101	4.30	10.194	493	72.45
16.500 - 16.999	70	12,078,491	7.51	10.855	494	69.02
17.000 - 17.499	47	7,319,485	4.55	11.245	497	67.84
17.500 - 17.999	97	14,546,130	9.04	11.665	500	69.99
18.000 - 18.499	8	1,125,055	0.70	12.266	485	67.69
18.500 - 18.999	157	24,470,568	15.22	11.552	500	67.31
19.000 - 19.499	4	614,300	0.38	11.455	478	67.73
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

	Minimum Mortgage Rate*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Minimum	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.500 - 3.999	1	378,264	0.24	4.750	465	78.64
4.000 - 4.499	1	188,668	0.12	7.875	528	77.01
4.500 - 4.999	1	133,782	0.08	4.750	672	95.56
5.000 - 5.499	3	553,018	0.34	5.391	648	85.26
5.500 - 5.999	10	3,276,867	2.04	6.198	662	86.00
6.000 - 6.499	19	5,496,223	3.42	6.317	611	84.84
6.500 - 6.999	47	14,023,082	8.72	6.934	591	81.84
7.000 - 7.499	32	11,521,551	7.16	7.178	614	82.26
7.500 - 7.999	61	13,353,202	8.30	7.744	581	84.08
8.000 - 8.499	51	9,064,382	5.64	8.905	534	80.64
8.500 - 8.999	55	12,654,861	7.87	8.673	506	70.61
9.000 - 9.499	40	7,271,592	4.52	9.234	495	74.35
9.500 - 9.999	79	18,547,422	11.53	9.735	491	68.05
10.000 - 10.499	155	26,604,555	16.54	11.689	502	69.56
10.500 - 10.999	193	28,437,071	17.68	10.930	497	67.82
11.000 - 11.499	31	4,996,848	3.11	11.216	481	65.73
11.500 - 11.999	25	4,297,400	2.67	11.619	483	71.25
12.500 - 12.999	1	29,266	0.02	12.750	488	56.28
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

Initial Periodic Rate Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Initial	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.001 - 1.000	12	2,095,582	1.30	8.592	548	70.29
1.001 - 2.000	137	31,278,928	19.45	7.668	587	82.63
2.001 - 3.000	492	96,746,168	60.16	9.445	515	72.67
4.001 - 5.000	160	26,164,112	16.27	11.721	505	69.55
5.001 - 6.000	4	4,543,264	2.82	7.331	602	72.90
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Subsequent	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000 - 1.999	495	109,816,226	68.28	8.609	539	76.60
2.000 - 2.999	164	30,851,173	19.18	11.168	518	69.67
3.000 - 3.999	143	19,788,187	12.30	10.996	501	67.33
8.000 - 8.999	3	372,468	0.23	10.814	505	53.94
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

Lifetime Periodic Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Lifetime	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	1	78,166	0.05	10.550	490	62.78
4.500 - 4.999	2	476,836	0.30	8.856	538	41.83
5.000 - 5.499	4	539,008	0.34	10.201	477	62.09
5.500 - 5.999	2	402,099	0.25	10.651	483	68.32
6.000 - 6.499	538	112,531,456	69.97	9.567	523	73.38
6.500 - 6.999	81	20,148,444	12.53	7.247	597	85.62
7.000 - 7.499	52	8,551,278	5.32	8.797	547	75.94
8.000 - 8.499	124	18,034,663	11.21	11.002	498	66.03
9.500 - 9.999	1	66,103	0.04	7.250	518	75.55
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE TOTAL COLLATERAL

Original Prepayment Charge Term
Prepayment	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Penalty	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Term (mos.)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	266	32,777,958	17.97	8.558	565	77.43
6	2	1,977,786	1.08	9.775	568	50.37
12	17	4,141,094	2.27	8.200	567	76.32
24	682	128,820,684	70.63	9.738	520	73.12
30	1	142,635	0.08	7.890	559	64.25
36	64	14,155,210	7.76	7.926	576	82.22
60	1	378,264	0.21	4.750	465	78.64
Total:	1,033	182,393,632	100.00	9.339	534	74.43

Lien Position
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Lien	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Position	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1st Lien	966	178,723,076	97.99	9.318	532	74.01
2nd Lien	67	3,670,555	2.01	10.375	605	94.92
Total:	1,033	182,393,632	100.00	9.339	534	74.43

Loan Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Loan Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Active	922	173,713,053	95.24	9.350	536	74.30
Bankruptcy	64	4,955,517	2.72	9.490	505	76.00
Forbearance	47	3,725,061	2.04	8.611	486	78.65
Total:	1,033	182,393,632	100.00	9.339	534	74.43

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 26-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

SUMMARY – FIXED RATE POOL
Number of Mortgage Loans:	228	Index Type:
Aggregate Principal Balance:	21,565,579	Fixed Rate:	100.00%
Average Original Principal Balance::	$99,417	Property Type:
Average Current Principal Balance:	$94,586	Single Family:	79.54%
Range:	$1,676 - $684,984	Manufactured Housing:	1.02%
W.A. Coupon:	8.891%	2-4 Family:	5.97%
Range:	5.250% - 15.990%	PUD:	5.55%
W.A. Remaining Term:	266	Condo	7.45%
Range:	1 - 360	Other	0.46%
W.A. Seasoning:	31
Latest Maturity Date:	January 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	79.69%
California:	24.19%	Investment:	6.12%
Ohio:	5.87%	Second Home:	0.69%
Florida:	5.79%	Unknown:	13.50%
New Jersey:	5.69%	Cashflow Velocity:
Pennsylvania:	5.48%	1 Month:	119.46%
Non-Zero W.A. Current Combined LTV:	78.91%	3 Month:	108.93%
W.A. Current Updated Combined LTV(1):	77.10%	5 Month:	109.22%
First Liens:	82.98%	Non-Zero W.A. Prepayment Penalty – Term (months):	32
Second Liens:	17.02%	Loans with Prepay Penalties:	45.69%
Non-Balloon Loans:	76.05%	Loans with Primary Mortgage Insurance	0.83%
Non-Zero W.A. FICO Score(2):	560
Loans in Bankruptcy:	16.90%
Delinquency:
Current:	78.97%
30-59 Days:	13.32%
60+ Days:	7.71%

1. Current Updated CLTV’s are calculated by taking the UPB date plus the senior balance, in the case of second liens, divided by the BPO value, if available. If a BPO was not available, then an AVM was used. For purposes of calculating updated CLTV’s, a BPO was used for 99.78% of the Fixed Rate Mortgage Loans by balance and an AVM was used for 0.22% of the Fixed Rate Mortgage Loans by balance.

2. The Weighted Average FICO score was calculated by taking an updated FICO score for those loans seasoned more than 6 months and/or with previous delinquencies (65.87% of the Fixed Rate Mortgage Loans by balance) and the FICO score at origination for the remaining mortgage loans (34.13% of the Fixed Rate Mortgage Loans by balance).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Collateral Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed Rate	228	21,565,579	100.00	8.891	560	77.10
Total:	228	21,565,579	100.00	8.891	560	77.10

Days Delinquent
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Days Delinquent	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0 - 29	167	17,030,041	78.97	8.804	566	76.71
30 - 59	31	2,872,712	13.32	8.823	558	81.57
60 - 89	9	331,960	1.54	10.379	482	74.23
90 - 119	3	189,158	0.88	9.700	507	80.94
Greater than or equal to 120	18	1,141,708	5.29	9.791	500	71.84
Total:	228	21,565,579	100.00	8.891	560	77.10

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Principal Balance at	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Origination ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	75	1,987,932	9.22	10.949	538	71.38
50,000.01 - 100,000.00	89	6,086,817	28.22	9.989	541	80.14
100,000.01 - 150,000.00	24	2,792,268	12.95	9.351	546	88.45
150,000.01 - 200,000.00	13	2,185,590	10.13	8.461	549	77.85
200,000.01 - 250,000.00	8	1,796,986	8.33	7.405	591	77.59
250,000.01 - 300,000.00	7	1,815,090	8.42	8.225	534	70.01
300,000.01 - 350,000.00	4	1,322,483	6.13	7.556	558	80.61
350,000.01 - 400,000.00	2	739,611	3.43	6.303	559	86.31
400,000.01 - 450,000.00	3	1,312,504	6.09	6.980	652	61.57
450,000.01 - 500,000.00	1	494,823	2.29	10.990	473	82.47
550,000.01 - 600,000.00	1	346,490	1.61	6.125	808	23.10
650,000.01 - 700,000.00	1	684,984	3.18	7.250	630	72.10
Total:	228	21,565,579	100.00	8.891	560	77.10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	85	2,412,579	11.19	10.822	531	68.32
50,000.01 - 100,000.00	82	5,934,035	27.52	9.932	543	81.66
100,000.01 - 150,000.00	22	2,665,376	12.36	9.485	551	90.89
150,000.01 - 200,000.00	12	2,040,617	9.46	8.253	548	76.02
200,000.01 - 250,000.00	9	2,009,158	9.32	7.363	582	72.85
250,000.01 - 300,000.00	6	1,602,919	7.43	8.387	538	74.96
300,000.01 - 350,000.00	5	1,668,973	7.74	7.259	610	68.67
350,000.01 - 400,000.00	2	739,611	3.43	6.303	559	86.31
400,000.01 - 450,000.00	3	1,312,504	6.09	6.980	652	61.57
450,000.01 - 500,000.00	1	494,823	2.29	10.990	473	82.47
650,000.01 - 700,000.00	1	684,984	3.18	7.250	630	72.10
Total:	228	21,565,579	100.00	8.891	560	77.10

Remaining Term
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Remaining Term	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1 - 60	10	171,854	0.80	11.975	551	59.12
61 - 120	52	2,445,671	11.34	10.441	509	65.14
121 - 180	69	4,704,509	21.81	9.697	596	86.80
181 - 240	9	884,817	4.10	7.859	583	79.25
241 - 300	32	2,035,339	9.44	10.153	529	65.18
301 - 360	56	11,323,388	52.51	8.029	559	77.91
Total:	228	21,565,579	100.00	8.891	560	77.10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

Seasoning
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Seasoning	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	6	917,477	4.25	9.633	464	62.59
1 - 12	79	11,404,535	52.88	8.552	574	86.59
13 - 24	12	1,399,088	6.49	7.360	631	50.65
25 - 36	4	556,689	2.58	6.742	660	95.13
37 - 48	9	1,246,637	5.78	7.607	605	66.07
49 - 60	3	201,234	0.93	10.742	506	89.38
61 - 120	112	5,686,887	26.37	10.194	510	67.98
121 - 180	2	124,011	0.58	10.034	585	54.42
181 - 240	1	29,021	0.13	15.899	531	11.61
Total:	228	21,565,579	100.00	8.891	560	77.10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

Mortgage Rate
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	178,196	0.83	5.250	691	80.27
5.500 - 5.999	2	426,875	1.98	5.750	712	63.32
6.000 - 6.499	9	1,941,731	9.00	6.279	615	71.65
6.500 - 6.999	9	2,519,796	11.68	6.919	583	69.67
7.000 - 7.499	8	2,245,698	10.41	7.154	606	70.71
7.500 - 7.999	9	1,365,263	6.33	7.605	576	82.71
8.000 - 8.499	11	1,217,423	5.65	8.178	509	68.80
8.500 - 8.999	13	982,062	4.55	8.740	577	90.63
9.000 - 9.499	14	742,706	3.44	9.215	505	63.10
9.500 - 9.999	35	2,935,120	13.61	9.876	542	89.82
10.000 - 10.499	21	1,588,403	7.37	10.256	529	78.37
10.500 - 10.999	36	2,876,201	13.34	10.776	526	79.37
11.000 - 11.499	16	807,814	3.75	11.249	531	86.57
11.500 - 11.999	13	865,854	4.01	11.752	512	81.45
12.000 - 12.499	7	197,237	0.91	12.289	494	72.45
12.500 - 12.999	13	353,812	1.64	12.706	520	67.26
13.000 - 13.499	4	183,877	0.85	13.382	566	72.87
13.500 - 13.999	3	41,070	0.19	13.731	472	104.62
14.000 - 14.499	2	60,642	0.28	14.000	547	28.81
15.500 - 15.999	2	35,799	0.17	15.916	526	28.75
Total:	228	21,565,579	100.00	8.891	560	77.10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	12	761,480	3.53	9.033	491	31.18
50.01 - 55.00	4	168,016	0.78	8.351	526	52.09
55.01 - 60.00	6	695,160	3.22	6.710	722	41.18
60.01 - 65.00	7	829,121	3.84	8.488	509	54.47
65.01 - 70.00	11	1,402,837	6.50	8.715	567	70.11
70.01 - 75.00	28	3,660,452	16.97	9.359	516	71.33
75.01 - 80.00	42	4,055,290	18.80	8.719	573	76.04
80.01 - 85.00	17	1,497,068	6.94	8.471	546	85.35
85.01 - 90.00	26	3,332,283	15.45	7.782	555	81.33
90.01 - 95.00	14	1,025,360	4.75	9.410	562	88.68
95.01 - 100.00	58	3,833,916	17.78	10.133	598	97.00
Greater than or equal to 100.01	3	304,596	1.41	9.221	486	88.73
Total:	228	21,565,579	100.00	8.891	560	77.10

Current Combined Loan-to-Value Ratio
Current Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	24	1,373,833	6.37	8.596	580	31.19
50.01 - 55.00	4	233,929	1.08	8.563	504	38.55
55.01 - 60.00	9	668,810	3.10	7.756	574	50.08
60.01 - 65.00	12	931,693	4.32	8.446	516	62.89
65.01 - 70.00	10	1,732,205	8.03	8.200	578	71.34
70.01 - 75.00	32	3,693,069	17.12	9.827	502	75.25
75.01 - 80.00	31	3,454,854	16.02	8.562	586	75.85
80.01 - 85.00	20	1,765,708	8.19	8.251	550	85.96
85.01 - 90.00	17	2,779,512	12.89	7.771	552	84.17
90.01 - 95.00	16	882,745	4.09	10.111	582	90.31
95.01 - 100.00	50	3,744,624	17.36	9.854	601	96.87
Greater than or equal to 100.01	3	304,596	1.41	9.221	486	88.73
Total:	228	21,565,579	100.00	8.891	560	77.10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

Current Updated Combined Loan-to-Value Ratio
Current Updated Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	39	2,727,593	12.65	8.560	592	29.61
50.01 - 55.00	10	483,612	2.24	9.391	535	52.19
55.01 - 60.00	8	625,410	2.90	8.626	505	56.56
60.01 - 65.00	17	1,787,134	8.29	8.672	530	62.48
65.01 - 70.00	17	1,313,526	6.09	9.612	532	67.05
70.01 - 75.00	14	1,704,663	7.90	8.705	532	72.63
75.01 - 80.00	16	2,868,580	13.30	8.510	545	77.61
80.01 - 85.00	19	2,194,429	10.18	8.886	529	81.99
85.01 - 90.00	14	1,351,576	6.27	8.717	564	87.47
90.01 - 95.00	19	2,368,462	10.98	8.355	555	92.31
95.01 - 100.00	14	1,023,967	4.75	9.800	607	97.21
Greater than or equal to 100.01	41	3,116,627	14.45	9.620	611	115.16
Total:	228	21,565,579	100.00	8.891	560	77.10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

FICO Score
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
FICO Score	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Not Available	2	119,751	0.56	9.939	0	66.72
400 - 424	4	217,104	1.01	10.243	414	86.47
425 - 449	13	876,838	4.07	9.596	436	77.29
450 - 474	33	3,278,014	15.2	9.662	465	77.49
475 - 499	34	3,358,167	15.57	9.205	488	68.47
500 - 524	33	1,999,616	9.27	10.192	513	71.1
525 - 549	26	2,130,513	9.88	8.498	537	70.04
550 - 574	15	953,432	4.42	9.784	559	69.41
575 - 599	14	1,007,448	4.67	8.943	586	77.22
600 - 624	18	2,131,853	9.89	8.341	613	98.87
625 - 649	7	1,466,378	6.8	7.94	630	88.33
650 - 674	11	1,192,529	5.53	8.993	657	96.49
675 - 699	6	847,038	3.93	7.188	688	85.77
700 - 724	3	439,883	2.04	7.75	710	85.36
725 - 749	4	880,580	4.08	6.985	731	54.78
750 - 774	2	213,644	0.99	7.712	765	77.35
775 - 799	2	106,303	0.49	8.836	781	99.49
Greater than or equal to 800	1	346,490	1.61	6.125	808	23.1
Total:	228	21,565,579	100	8.891	560	77.1

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

	Geographic Distribution*
Number of		Aggregate	% of Aggregate		W.A.	W.A. Current
Initial		Remaining	Remaining	W.A.	Non-Zero	Updated
Location	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	35	5,217,724	24.19	8.896	561	78.15
Ohio	23	1,266,657	5.87	9.564	503	78.79
Florida	16	1,247,670	5.79	9.597	533	68.19
New Jersey	7	1,226,016	5.69	7.892	583	64.29
Pennsylvania	15	1,180,748	5.48	8.164	637	71.86
North Carolina	20	1,095,462	5.08	10.212	512	82.04
Texas	7	1,038,659	4.82	8.257	548	94.14
Indiana	15	878,889	4.08	9.423	557	88.97
Colorado	1	684,984	3.18	7.250	630	72.10
Georgia	7	654,212	3.03	9.187	533	85.91
Nevada	5	625,244	2.90	8.364	609	76.91
Maryland	5	614,281	2.85	7.835	543	71.37
Arizona	4	602,417	2.79	8.852	523	79.13
Massachusetts	3	535,721	2.48	7.362	485	95.81
Hawaii	2	520,747	2.41	10.959	475	82.82
Tennessee	10	435,638	2.02	10.543	514	71.60
Montana	1	418,396	1.94	6.990	729	14.94
Michigan	5	327,978	1.52	8.732	632	97.36
New Hampshire	1	254,380	1.18	7.050	710	75.93
New York	7	247,539	1.15	10.368	491	75.47
Washington	2	242,345	1.12	6.270	701	66.79
Virginia	3	197,758	0.92	9.069	479	57.91
Delaware	2	189,960	0.88	10.248	489	60.51
Maine	2	181,681	0.84	8.962	669	65.30
West Virginia	1	178,196	0.83	5.250	691	80.27
Mississippi	4	169,552	0.79	11.710	561	73.62
New Mexico	1	153,681	0.71	9.950	456	68.61
Louisiana	4	147,836	0.69	9.584	517	78.24
Illinois	4	145,226	0.67	10.577	554	84.76
Alabama	2	119,359	0.55	10.563	569	73.66

*Geographic Distribution continued on the next page

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

	Geographic Distribution (Continued)
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Location	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Wisconsin	1	109,684	0.51	8.500	611	168.74
Missouri	2	101,426	0.47	11.576	514	79.41
Oklahoma	1	97,788	0.45	10.615	542	94.94
Iowa	1	92,303	0.43	8.650	523	79.57
Kentucky	2	80,986	0.38	9.938	507	67.40
South Carolina	2	64,305	0.30	9.545	427	91.80
Minnesota	1	63,453	0.29	9.700	437	100.72
Vermont	1	61,456	0.28	8.000	566	53.44
Rhode Island	1	51,722	0.24	11.875	591	99.59
Arkansas	1	23,582	0.11	11.550	461	78.61
Connecticut	1	19,917	0.09	11.500	495	67.29
Total:	228	21,565,579	100.00	8.891	560	77.10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

Occupancy Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Occupancy Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	150	17,185,010	79.69	8.683	557	80.84
Unknown	65	2,912,000	13.50	10.629	517	59.94
Investment	11	1,319,030	6.12	7.708	676	64.73
Second Home	2	149,539	0.69	9.370	717	91.21
Total:	228	21,565,579	100.00	8.891	560	77.10

Documentation Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Documentation	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full	175	15,138,355	70.20	8.751	554	72.47
Stated Documentation	35	4,285,967	19.87	9.542	574	86.52
LITE	4	779,975	3.62	7.830	556	82.03
Limited	5	508,500	2.36	9.087	644	129.05
Unknown	2	336,173	1.56	7.574	504	72.42
Reduced	2	226,789	1.05	8.668	508	66.85
No Documentation	3	205,512	0.95	10.780	624	92.24
No Ratio (NID)	1	51,722	0.24	11.875	591	99.59
No Income Verifier	1	32,586	0.15	9.300	561	52.14
Total:	228	21,565,579	100.00	8.891	560	77.10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

Loan Purpose
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Purpose	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	114	13,272,921	61.55	8.521	562	75.18
Purchase	45	3,636,753	16.86	9.579	573	86.33
Unknown	30	1,642,916	7.62	10.555	506	77.91
Refinance - Rate Term	19	1,416,281	6.57	8.240	610	61.76
Debt Consolidation	17	1,384,950	6.42	9.223	524	88.78
Home Improvement	3	211,759	0.98	9.551	538	58.81
Total:	228	21,565,579	100.00	8.891	560	77.10

Property Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Property Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	198	17,154,035	79.54	9.144	556	77.55
Condo	8	1,606,442	7.45	7.889	571	77.05
2-4 Family	6	1,287,543	5.97	6.999	627	71.42
PUD	10	1,197,324	5.55	8.395	529	78.62
Manufactured Housing	4	220,873	1.02	9.932	518	86.12
Rowhouse	1	54,995	0.26	9.490	537	42.01
Townhouse	1	44,367	0.21	9.990	572	28.62
Total:	228	21,565,579	100.00	8.891	560	77.10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE FIXED RATE COLLATERAL

Original Prepayment Charge Term
Prepayment	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Penalty	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Term (mos.)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	163	11,711,475	54.31	9.101	556	74.48
6	1	77,786	0.36	10.375	626	90.69
12	1	99,750	0.46	10.375	624	91.60
24	28	2,691,433	12.48	9.915	591	91.46
36	35	6,985,135	32.39	8.108	553	75.62
Total:	228	21,565,579	100.00	8.891	560	77.10

Lien Position
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Lien	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Position	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1st Lien	161	17,895,023	82.98	8.587	550	73.45
2nd Lien	67	3,670,555	17.02	10.375	605	94.92
Total:	228	21,565,579	100.00	8.891	560	77.10

Loan Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Loan Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Active	141	16,180,127	75.03	8.574	581	78.70
Bankruptcy	55	3,645,013	16.90	9.958	500	70.19
Forbearance	32	1,740,439	8.07	9.610	491	76.77
Total:	228	21,565,579	100.00	8.891	560	77.10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

SUMMARY – ADJUSTABLE RATE POOL
Number of Mortgage Loans:	805	Index Type:
Aggregate Principal Balance:	$160,828,053	6 Month LIBOR:	99.93%
Average Original Principal Balance::	$200,320	Other	0.07%
Average Current Principal Balance:	$199,786	W.A. Initial Periodic Cap(3):	3.181%
Range:	$29,266 - $1,900,000	W.A. Subsequent Periodic Cap:	1.539%
W.A. Coupon:	9.399%	W.A. Lifetime Rate Cap:	6.334%
Range:	4.750% - 12.990%	Property Type:
W.A. Gross Margin:	6.691%	Single Family:	80.80%
Range:	1.750% - 8.875%	2-4 Family:	4.32%
W.A. Remaining Term:	356	Condo:	3.36%
Range:	259 - 360	PUD:	11.37%
W.A. Seasoning:	4 months	Manufactured Housing:	0.15%
Latest Maturity Date:	January 1, 2036
State Concentration (Top 5):		Occupancy Status:
California:	27.35%	Primary:	95.93%
Florida:	25.90%	Investment:	2.86%
Nevada:	7.73%	Second Home:	1.22%
Arizona:	4.98%	Cashflow Velocity:
Missouri:	2.67%	1 Month:	101.77%
		3 Month:	83.72%
Non-Zero W.A. Current Combined LTV:	72.35%	5 Month:	83.73%
W.A. Current Updated Combined LTV(1):	74.08%	Non-Zero W.A. Prepayment Penalty – Term (months):	24
First Liens:	100.00%	Loans with Prepay Penalties:	86.90%
Second Liens:	0.00%	Loans with Primary Mortgage Insurance	0.00%
Non-Balloon Loans:	95.37%
Non-Zero Current W.A. FICO Score(2):	530
Loans in Bankruptcy:	0.81%
Delinquency:
Current:	89.83%
30-59 Days:	9.23%
60+ Days:	0.94%

1. Current Updated CLTV’s are calculated by taking the UPB date plus the senior balance, in the case of second liens, divided by the BPO value, if available. If a BPO was not available, then an AVM was used. For purposes of calculating updated CLTV’s, a BPO was used for 98.82% of the Adjustable Rate Mortgage Loans by balance and an AVM was used for 0.00% of the Adjustable Rate Mortgage Loans by balance. Neither a BPO or AVM was used for 1.18% of the Adjustable Rate Mortgage Loans by balance.

2. The Weighted Average FICO score was calculated by taking an updated FICO score for those loans seasoned more than 6 months and/or with previous delinquencies (20.28% of the Adjustable Rate Mortgage Loans by balance) and the FICO score at origination for the remaining mortgage loans (79.72% of the Adjustable Rate Mortgage Loans by balance).

3. The Weighted Average Initial Periodic Cap was calculated by taking the Initial Periodic Cap for those loans that have not yet reset and the Subsequent Periodic Cap for those loans that have already reset.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Collateral Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
ARM	805	160,828,053	100.00	9.399	530	74.08
Total:	805	160,828,053	100.00	9.399	530	74.08

Days Delinquent
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Days Delinquent	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0 - 29	726	144,470,133	89.83	9.520	530	73.63
30 - 59	72	14,848,028	9.23	8.261	538	79.18
60 - 89	2	284,877	0.18	7.338	513	95.35
90 - 119	1	390,356	0.24	10.150	500	78.07
Greater than or equal to 120	4	834,658	0.52	9.036	547	51.50
Total:	805	160,828,053	100.00	9.399	530	74.08

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A. Current
Principal Balance at	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Updated
Origination ($)	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
0.01 - 50,000.00	11	509,609	0.32	10.545	525	75.11
50,000.01 - 100,000.00	160	12,474,015	7.76	10.164	521	72.72
100,000.01 - 150,000.00	204	26,005,205	16.17	10.359	508	69.45
150,000.01 - 200,000.00	154	27,026,408	16.80	10.046	507	70.50
200,000.01 - 250,000.00	96	21,206,668	13.19	9.807	515	76.22
250,000.01 - 300,000.00	58	15,795,157	9.82	9.109	540	77.06
300,000.01 - 350,000.00	37	11,928,313	7.42	8.693	527	74.73
350,000.01 - 400,000.00	25	9,405,182	5.85	8.654	525	80.36
400,000.01 - 450,000.00	14	5,891,270	3.66	8.280	552	73.52
450,000.01 - 500,000.00	16	7,592,256	4.72	8.266	583	80.17
500,000.01 - 550,000.00	12	6,396,522	3.98	8.768	578	82.58
550,000.01 - 600,000.00	4	2,303,300	1.43	6.706	622	78.95
600,000.01 - 650,000.00	3	1,893,692	1.18	7.068	604	87.69
650,000.01 - 700,000.00	2	1,355,316	0.84	6.995	598	78.66
700,000.01 - 750,000.00	1	747,253	0.46	7.300	522	51.53
750,000.01 - 800,000.00	1	798,181	0.50	7.425	579	94.46
800,000.01 - 850,000.00	2	1,692,167	1.05	8.626	491	79.94
950,000.01 - 1,000,000.00	1	998,237	0.62	6.500	586	49.91
Greater than or equal to 1,000,000.01	4	6,809,302	4.23	9.283	573	66.42
Total:	805	160,828,053	100.00	9.399	530	74.08

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	11	509,609	0.32	10.545	525	75.11
50,000.01 - 100,000.00	161	12,573,600	7.82	10.148	521	72.86
100,000.01 - 150,000.00	203	25,905,620	16.11	10.368	509	69.37
150,000.01 - 200,000.00	155	27,206,162	16.92	10.032	507	70.39
200,000.01 - 250,000.00	98	21,706,464	13.50	9.774	516	76.23
250,000.01 - 300,000.00	55	15,115,607	9.40	9.147	540	77.36
300,000.01 - 350,000.00	37	11,928,313	7.42	8.693	527	74.73
350,000.01 - 400,000.00	27	10,201,553	6.34	8.617	526	78.76
400,000.01 - 450,000.00	12	5,094,899	3.17	8.294	555	75.65
450,000.01 - 500,000.00	16	7,592,256	4.72	8.266	583	80.17
500,000.01 - 550,000.00	12	6,396,522	3.98	8.768	578	82.58
550,000.01 - 600,000.00	4	2,303,300	1.43	6.706	622	78.95
600,000.01 - 650,000.00	3	1,893,692	1.18	7.068	604	87.69
650,000.01 - 700,000.00	2	1,355,316	0.84	6.995	598	78.66
700,000.01 - 750,000.00	1	747,253	0.46	7.300	522	51.53
750,000.01 - 800,000.00	1	798,181	0.50	7.425	579	94.46
800,000.01 - 850,000.00	2	1,692,167	1.05	8.626	491	79.94
950,000.01 - 1,000,000.00	1	998,237	0.62	6.500	586	49.91
Greater than or equal to $1,000,000.01	4	6,809,302	4.23	9.283	573	66.42
Total:	805	160,828,053	100.00	9.399	530	74.08

Remaining Term
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Remaining Term	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
241 - 300	7	1,042,267	0.65	7.693	575	66.51
301 - 360	798	159,785,786	99.35	9.410	530	74.12
Total:	805	160,828,053	100.00	9.399	530	74.08

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Seasoning
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Seasoning	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	146	25,776,675	16.03	10.687	487	69.61
1 - 12	634	129,362,752	80.44	9.209	538	74.95
13 - 24	16	4,148,132	2.58	7.321	550	78.70
25 - 36	1	328,834	0.20	8.750	550	63.24
37 - 48	1	390,356	0.24	10.150	500	78.07
49 - 60	2	128,615	0.08	10.001	505	72.57
61 - 120	5	692,689	0.43	9.061	544	52.40
Total:	805	160,828,053	100.00	9.399	530	74.08

Mortgage Rate
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	2	512,045	0.32	4.750	519	83.06
5.000 - 5.499	2	486,915	0.30	5.139	665	86.58
5.500 - 5.999	8	2,658,880	1.65	5.885	662	92.66
6.000 - 6.499	19	5,496,223	3.42	6.317	611	84.84
6.500 - 6.999	45	13,256,999	8.24	6.731	596	82.49
7.000 - 7.499	33	11,587,654	7.20	7.179	613	82.22
7.500 - 7.999	64	14,159,858	8.80	7.737	584	82.81
8.000 - 8.499	38	6,616,731	4.11	8.203	548	84.19
8.500 - 8.999	55	12,654,861	7.87	8.673	506	70.61
9.000 - 9.499	39	7,152,895	4.45	9.188	495	74.46
9.500 - 9.999	83	19,391,117	12.06	9.747	491	68.23
10.000 - 10.499	34	6,789,095	4.22	10.261	488	71.32
10.500 - 10.999	217	32,922,553	20.47	10.934	498	67.83
11.000 - 11.499	50	7,803,742	4.85	11.314	494	67.51
11.500 - 11.999	73	11,508,942	7.16	11.848	497	69.22
12.000 - 12.499	6	872,299	0.54	12.490	479	67.09
12.500 - 12.999	37	6,957,244	4.33	12.989	503	70.61
Total:	805	160,828,053	100.00	9.399	530	74.08

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	32	6,349,948	3.95	9.809	535	43.58
50.01 - 55.00	23	4,428,987	2.75	9.803	492	55.72
55.01 - 60.00	49	8,495,687	5.28	9.939	508	59.01
60.01 - 65.00	68	13,777,570	8.57	10.148	512	65.10
65.01 - 70.00	252	42,812,696	26.62	10.827	491	70.09
70.01 - 75.00	168	36,480,067	22.68	9.832	512	75.56
75.01 - 80.00	113	27,071,711	16.83	7.414	609	82.47
80.01 - 85.00	31	6,985,626	4.34	7.421	539	85.81
85.01 - 90.00	51	10,959,239	6.81	7.502	574	94.76
90.01 - 95.00	13	2,681,236	1.67	7.040	603	104.02
95.01 - 100.00	4	681,398	0.42	7.366	588	107.42
Greater than or equal to 100.01	1	103,889	0.06	7.200	641	115.43
Total:	805	160,828,053	100.00	9.399	530	74.08

Current Combined Loan-to-Value Ratio
Current Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	32	6,349,948	3.95	9.809	535	43.58
50.01 - 55.00	24	4,608,741	2.87	9.731	493	55.62
55.01 - 60.00	50	8,638,322	5.37	9.906	509	59.10
60.01 - 65.00	68	13,813,428	8.59	10.144	512	65.10
65.01 - 70.00	253	43,187,063	26.85	10.796	493	70.06
70.01 - 75.00	167	36,047,969	22.41	9.867	509	75.70
75.01 - 80.00	112	26,950,949	16.76	7.405	610	82.50
80.01 - 85.00	30	6,805,872	4.23	7.407	539	86.68
85.01 - 90.00	51	10,959,239	6.81	7.502	574	94.76
90.01 - 95.00	13	2,681,236	1.67	7.040	603	104.02
95.01 - 100.00	4	681,398	0.42	7.366	588	107.42
Greater than or equal to 100.01	1	103,889	0.06	7.200	641	115.43
Total:	805	160,828,053	100.00	9.399	530	74.08

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Current Updated Combined Loan-to-Value Ratio
Current Updated Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	51	9,793,264	6.09	9.517	543	44.74
50.01 - 55.00	27	4,786,612	2.98	9.849	503	52.47
55.01 - 60.00	60	10,620,633	6.60	10.131	512	57.87
60.01 - 65.00	75	12,646,401	7.86	10.367	507	63.12
65.01 - 70.00	128	23,475,591	14.60	10.140	504	67.92
70.01 - 75.00	144	29,056,243	18.07	10.240	496	72.77
75.01 - 80.00	130	27,399,902	17.04	9.050	543	77.47
80.01 - 85.00	72	18,934,961	11.77	8.843	544	82.25
85.01 - 90.00	28	5,276,777	3.28	7.790	594	87.38
90.01 - 95.00	27	6,492,980	4.04	7.814	579	92.40
95.01 - 100.00	14	2,679,157	1.67	7.494	603	98.01
Greater than or equal to 100.01	49	9,665,530	6.01	7.204	597	113.68
Total:	805	160,828,053	100.00	9.399	530	74.08

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

FICO Score
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
FICO Score	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Not Available	4	413,013	0.26	11.041	0	72.41
Less than or equal to 499	1	69,513	0.04	7.5	390	104.14
400 - 424	7	1,161,354	0.72	8.979	415	74.92
425 - 449	38	5,971,984	3.71	10.338	441	72.79
450 - 474	130	24,735,661	15.38	10.306	464	71.06
475 - 499	269	50,235,717	31.24	10.186	487	71.1
500 - 524	76	14,576,641	9.06	9.67	513	72.18
525 - 549	73	11,432,632	7.11	9.714	538	69.82
550 - 574	61	14,914,159	9.27	9.17	562	71.58
575 - 599	40	8,532,776	5.31	8.3	585	78.26
600 - 624	32	6,968,381	4.33	7.903	615	77.25
625 - 649	27	7,356,268	4.57	7.267	635	88.03
650 - 674	22	6,038,036	3.75	7.006	659	84.86
675 - 699	7	3,139,299	1.95	6.775	690	84.01
700 - 724	8	2,530,144	1.57	6.778	709	90.69
725 - 749	3	767,730	0.48	6.97	729	100.27
750 - 774	5	1,151,773	0.72	6.88	761	90.42
775 - 799	2	832,972	0.52	6.701	784	79.94
Total:	805	160,828,053	100	9.399	530	74.08

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Geographic Distribution*

	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Location	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	151	43,984,124	27.35	8.718	525	71.41
Florida	230	41,653,234	25.90	10.597	517	71.44
Nevada	64	12,425,816	7.73	10.182	495	68.69
Arizona	44	8,004,527	4.98	10.189	508	71.55
Missouri	48	4,286,683	2.67	10.592	503	71.57
Texas	39	4,205,412	2.61	10.448	526	75.93
New York	15	4,132,372	2.57	7.797	569	82.79
Georgia	22	4,109,673	2.56	7.792	588	97.35
Illinois	15	3,833,846	2.38	8.282	547	79.46
Colorado	17	3,559,979	2.21	10.651	519	74.52
Connecticut	8	3,521,642	2.19	8.927	573	69.69
New Jersey	14	3,304,708	2.05	8.593	553	65.24
Massachusetts	11	2,833,009	1.76	7.926	583	86.44
Michigan	13	2,317,048	1.44	7.384	626	93.10
Pennsylvania	9	2,032,245	1.26	7.243	625	84.15
Washington	11	1,835,607	1.14	8.869	556	74.87
Maryland	9	1,771,166	1.10	7.770	550	78.71
Virginia	6	1,727,908	1.07	8.102	568	74.38
Minnesota	6	1,222,391	0.76	7.324	591	105.34
Oklahoma	7	1,113,893	0.69	10.207	498	62.30
Indiana	9	1,106,000	0.69	9.293	576	78.39
Hawaii	4	946,343	0.59	9.580	472	61.53
North Carolina	2	817,916	0.51	6.953	509	104.70
Wisconsin	5	750,320	0.47	8.494	556	89.66
Mississippi	9	640,587	0.40	8.084	560	104.47
Rhode Island	3	605,879	0.38	7.824	539	78.96
District of Columbia	1	477,721	0.30	6.300	676	76.44
New Hampshire	3	433,377	0.27	10.363	501	67.00
Oregon	3	410,571	0.26	10.341	505	68.25
Louisiana	5	385,375	0.24	8.107	532	100.74

*Geographic Distribution continued on the next page

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Geographic Distribution (Continued)

	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Location	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Maine	3	308,693	0.19	8.556	551	84.17
Idaho	3	298,097	0.19	11.094	519	76.04
Ohio	4	282,288	0.18	7.640	543	92.98
Utah	2	267,437	0.17	7.934	580	76.71
Kentucky	2	233,883	0.15	9.282	497	78.55
New Mexico	1	232,819	0.14	7.100	577	89.55
Alaska	1	178,226	0.11	6.950	656	85.73
Nebraska	2	152,443	0.09	10.990	559	57.51
Arkansas	1	148,000	0.09	6.300	750	80.00
Tennessee	1	110,302	0.07	9.995	470	80.22
Kansas	1	104,263	0.06	10.990	501	73.68
Iowa	1	62,232	0.04	9.000	467	65.51
Total:	805	160,828,053	100.00	9.399	530	74.08

Occupancy Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Occupancy Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	766	154,277,143	95.93	9.455	526	73.64
Investment	25	3,983,436	2.48	8.149	615	88.18
Second Home	7	1,954,070	1.22	7.000	697	82.77
Non-Owner Occupied	7	613,405	0.38	10.990	485	65.08
Total:	805	160,828,053	100.00	9.399	530	74.08

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Documentation Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Documentation	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	412	78,561,628	48.85	9.973	522	72.10
Full	352	70,816,552	44.03	8.862	536	76.43
Limited	10	2,810,274	1.75	6.954	624	89.52
No Ratio (NID)	3	2,466,932	1.53	8.840	548	55.47
No Documentation	14	2,459,723	1.53	12.202	513	70.75
LITE	6	2,018,603	1.26	6.980	563	82.00
Reduced	2	725,578	0.45	8.682	549	49.65
Unknown	3	518,971	0.32	10.113	501	76.71
No Income Verifier	3	449,791	0.28	7.844	519	72.13
Total:	805	160,828,053	100.00	9.399	530	74.08

Loan Purpose
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Purpose	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	603	120,873,948	75.16	9.803	514	72.04
Purchase	150	31,075,711	19.32	7.914	589	79.99
Refinance - Rate Term	41	6,025,319	3.75	9.903	520	75.81
Debt Consolidation	9	2,144,493	1.33	7.782	591	92.25
Home Improvement	2	708,582	0.44	6.249	615	92.06
Total:	805	160,828,053	100.00	9.399	530	74.08

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Property Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Property Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	673	129,946,617	80.80	9.350	531	73.65
PUD	77	18,286,317	11.37	10.278	513	74.09
2-4 Family	30	6,944,212	4.32	8.360	556	78.59
Condo	24	5,403,970	3.36	8.940	531	77.69
Manufactured Housing	1	246,938	0.15	9.400	580	91.46
Total:	805	160,828,053	100.00	9.399	530	74.08

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

	Rate Adjustment*
Month & Year	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
of Next Rate	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Adjustment	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2006-02	3	694,027	0.43	7.795	663	65.84
2006-03	4	436,237	0.27	6.407	596	95.49
2006-04	6	1,077,951	0.67	8.294	548	62.71
2006-05	3	840,745	0.52	7.213	604	66.24
2006-06	2	469,331	0.29	9.787	509	72.99
2006-09	4	1,099,157	0.68	8.626	514	71.92
2006-11	1	109,120	0.07	8.500	444	94.07
2006-12	5	1,431,449	0.89	6.576	496	92.26
2007-01	2	441,234	0.27	7.209	602	53.87
2007-02	3	724,121	0.45	6.777	637	95.30
2007-03	12	1,555,285	0.97	8.248	553	79.21
2007-04	7	1,476,472	0.92	7.531	494	95.43
2007-05	11	2,002,137	1.24	7.879	550	77.38
2007-06	15	2,643,336	1.64	7.760	513	90.01
2007-07	35	7,179,000	4.46	7.834	549	83.79
2007-08	62	16,225,325	10.09	8.206	578	79.49
2007-09	81	16,287,134	10.13	8.017	593	80.59
2007-10	111	21,652,505	13.46	9.899	533	71.58
2007-11	88	14,501,798	9.02	10.901	495	69.92
2007-12	181	34,498,433	21.45	10.323	491	68.69
2008-01	146	25,776,675	16.03	10.687	487	69.61
2008-06	1	472,500	0.29	6.625	727	105.00
2008-07	1	451,800	0.28	6.300	627	100.40
2008-08	1	477,557	0.30	6.900	559	80.26
2008-09	9	4,013,732	2.50	6.806	626	84.65
2008-10	1	99,799	0.06	8.050	531	51.18
2008-12	3	2,214,638	1.38	9.926	555	50.15
2010-01	1	378,264	0.24	4.750	465	78.64
2010-07	2	296,710	0.18	6.875	507	65.65
2010-08	1	348,237	0.22	5.990	758	108.82
2010-09	1	255,844	0.16	6.830	585	113.71
2015-09	1	540,000	0.34	6.500	712	83.08
2015-12	1	157,500	0.10	6.990	643	98.44
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

	Gross Margin*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Gross	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Margin (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500 - 1.999	1	133,782	0.08	4.750	672	95.56
2.000 - 2.499	2	755,796	0.47	6.107	684	86.15
2.500 - 2.999	2	591,886	0.37	6.675	681	93.12
3.500 - 3.999	2	546,146	0.34	5.534	510	79.64
4.000 - 4.499	4	984,929	0.61	6.846	567	105.36
4.500 - 4.999	6	1,907,492	1.19	6.367	639	86.62
5.000 - 5.499	31	12,652,622	7.87	7.516	604	72.98
5.500 - 5.999	32	8,584,976	5.34	7.087	616	81.27
6.000 - 6.499	39	10,383,937	6.46	7.001	583	80.82
6.500 - 6.999	332	71,733,536	44.60	9.312	508	74.27
7.000 - 7.499	261	38,112,210	23.70	11.393	506	68.32
7.500 - 7.999	69	10,458,932	6.50	10.630	522	74.12
8.000 - 8.499	18	3,469,667	2.16	9.524	519	76.69
8.500 - 8.999	6	512,142	0.32	10.685	553	68.59
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

	Maximum Mortgage Rate*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Maximum	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.000 - 11.499	1	271,118	0.17	5.150	706	80.81
11.500 - 11.999	6	1,582,494	0.98	6.470	667	80.85
12.000 - 12.499	15	5,109,974	3.18	6.165	657	91.64
12.500 - 12.999	32	9,555,540	5.94	6.627	596	84.43
13.000 - 13.499	34	11,163,973	6.94	6.980	597	77.32
13.500 - 13.999	56	14,345,409	8.92	7.427	581	83.08
14.000 - 14.499	52	10,454,500	6.50	7.907	575	85.31
14.500 - 14.999	58	13,380,649	8.32	8.587	514	71.81
15.000 - 15.499	46	8,134,304	5.06	9.036	497	74.90
15.500 - 15.999	86	19,763,962	12.29	9.741	490	68.69
16.000 - 16.499	36	6,912,101	4.30	10.194	493	72.45
16.500 - 16.999	70	12,078,491	7.51	10.855	494	69.02
17.000 - 17.499	47	7,319,485	4.55	11.245	497	67.84
17.500 - 17.999	97	14,546,130	9.04	11.665	500	69.99
18.000 - 18.499	8	1,125,055	0.70	12.266	485	67.69
18.500 - 18.999	157	24,470,568	15.22	11.552	500	67.31
19.000 - 19.499	4	614,300	0.38	11.455	478	67.73
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

	Minimum Mortgage Rate*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Minimum	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Mortgage Rate (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.500 - 3.999	1	378,264	0.24	4.750	465	78.64
4.000 - 4.499	1	188,668	0.12	7.875	528	77.01
4.500 - 4.999	1	133,782	0.08	4.750	672	95.56
5.000 - 5.499	3	553,018	0.34	5.391	648	85.26
5.500 - 5.999	10	3,276,867	2.04	6.198	662	86.00
6.000 - 6.499	19	5,496,223	3.42	6.317	611	84.84
6.500 - 6.999	47	14,023,082	8.72	6.934	591	81.84
7.000 - 7.499	32	11,521,551	7.16	7.178	614	82.26
7.500 - 7.999	61	13,353,202	8.30	7.744	581	84.08
8.000 - 8.499	51	9,064,382	5.64	8.905	534	80.64
8.500 - 8.999	55	12,654,861	7.87	8.673	506	70.61
9.000 - 9.499	40	7,271,592	4.52	9.234	495	74.35
9.500 - 9.999	79	18,547,422	11.53	9.735	491	68.05
10.000 - 10.499	155	26,604,555	16.54	11.689	502	69.56
10.500 - 10.999	193	28,437,071	17.68	10.930	497	67.82
11.000 - 11.499	31	4,996,848	3.11	11.216	481	65.73
11.500 - 11.999	25	4,297,400	2.67	11.619	483	71.25
12.500 - 12.999	1	29,266	0.02	12.750	488	56.28
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Initial Periodic Rate Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Initial	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.001 - 1.000	12	2,095,582	1.30	8.592	548	70.29
1.001 - 2.000	137	31,278,928	19.45	7.668	587	82.63
2.001 - 3.000	492	96,746,168	60.16	9.445	515	72.67
4.001 - 5.000	160	26,164,112	16.27	11.721	505	69.55
5.001 - 6.000	4	4,543,264	2.82	7.331	602	72.90
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

Subsequent Periodic Rate Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Subsequent	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000 - 1.999	495	109,816,226	68.28	8.609	539	76.60
2.000 - 2.999	164	30,851,173	19.18	11.168	518	69.67
3.000 - 3.999	143	19,788,187	12.30	10.996	501	67.33
8.000 - 8.999	3	372,468	0.23	10.814	505	53.94
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Lifetime Periodic Cap*
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Lifetime	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Periodic Cap (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	1	78,166	0.05	10.550	490	62.78
4.500 - 4.999	2	476,836	0.30	8.856	538	41.83
5.000 - 5.499	4	539,008	0.34	10.201	477	62.09
5.500 - 5.999	2	402,099	0.25	10.651	483	68.32
6.000 - 6.499	538	112,531,456	69.97	9.567	523	73.38
6.500 - 6.999	81	20,148,444	12.53	7.247	597	85.62
7.000 - 7.499	52	8,551,278	5.32	8.797	547	75.94
8.000 - 8.499	124	18,034,663	11.21	11.002	498	66.03
9.500 - 9.999	1	66,103	0.04	7.250	518	75.55
Total:	805	160,828,053	100.00	9.399	530	74.08

*ARM Loans Only

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Original Prepayment Charge Term
Prepayment	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Penalty	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Term (mos.)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	103	21,066,483	13.10	8.256	570	79.07
6	1	1,900,000	1.18	9.750	566	48.72
12	16	4,041,345	2.51	8.147	565	75.94
24	654	126,129,252	78.42	9.734	518	72.73
30	1	142,635	0.09	7.890	559	64.25
36	29	7,170,074	4.46	7.749	598	88.65
60	1	378,264	0.24	4.750	465	78.64
Total:	805	160,828,053	100.00	9.399	530	74.08

Lien Position
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
Lien	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Position	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1st Lien	805	160,828,053	100.00	9.399	530	74.08
Total:	805	160,828,053	100.00	9.399	530	74.08

Loan Status
	Number of	Aggregate	% of Aggregate		W.A.	W.A. Current
	Initial	Remaining	Remaining	W.A.	Non-Zero	Updated
Loan Status	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Active	781	157,532,926	97.95	9.430	531	73.85
Forbearance	15	1,984,622	1.23	7.734	481	80.29
Bankruptcy	9	1,310,505	0.81	8.189	517	92.16
Total:	805	160,828,053	100.00	9.399	530	74.08

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SD1

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Darren Hadlock	212-250-6503
Tony Rhee	212-250-8569

ABS Banking
Susan Valenti	212-250-3455
Doug Nicholson	212-250-0865

ABS Structuring
Bill Yeung	212-250-6893
Sudibyo Pradono	212-250-4777

ABS Collateral
Steve Lumer	212-250-0115
Brendon Girardi	212-250-2958

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change